Exhibit 10.4 SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED, SINCE SUCH TERMS ARE BOTH (1) NOT MATERIAL AND (2) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS IN BRACKETS ([*****]). AMENDMENT NO. 7 TO COKE SUPPLY AGREEMENT THIS AMENDMENT NO. 7 to COKE SUPPLY AGREEMENT {this "Amendment "), dated as of July 30, 2020, is made by and between JEWELL COKE COMPANY, L.P. ("Jewell"), on the one hand, and ARCELORMITTAL CLEVELAND LLC (f/k/a ARCELORMITTAL CLEVELAND INC.) and ARCELORMITTAL USA LLC (f/k/a ISG INDIANA HARBOR INC) (collectively, ARCELORMITTAL CLEVELAND LLC and ARCELORMITTAL USA LLC are the "Purchasers "), on the other hand. WHEREAS, Jewell and Purchasers are parties to that certain Amended and Restated Coke Supply Agreement dated October 28, 2003 (as amended, modified or otherwise supplemented, the "Coke Su ppl y A gre eme nt"); and WHEREAS, Jewell and Purchaser desire to amend the Coke Supply Agreement as set forth in this Amendment. NOW THEREFORE, in consideration of the promises and mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows: 1. Definitions. (a) Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meaning set forth in the Coke Supply Agreement. (b) The definitions set forth on Appendix A, attached hereto, shall be added to Article I of the Coke Supply Agreement. 2. Amendment Effective Date. The effective date of this Amendment shall be July 30, 2020 {the "Ame nd me nt Effect iv e Da te"). 3. Coke Supply and Purchase Obligation . Effective on and as of the Amendment Effective Date, the following is added to Section 4.1 of the Coke Supply Agreement “Notwithstanding any term or condition to the contrary in Section 4.1 of the Coke Supply Agreement: (i) For the 2020 Contract Year, the Coke Supply and Purchase Obligation is that Jewell shall produce, sell and deliver in full train shipments to Purchasers, and Purchasers shall purchase and accept delivery from Jewell, on a take or pay basis, not less than five hundred forty thousand (540 ,000) nor more than five hundred sixty thousand {560,000} Tons of Coke in the aggregate. Jewell started ratably reducing Coke production at the Coke Plant in the month of June 2020 and will continued to do so for the balance of the 2020 Contract Year to approximately achieve such Coke Supply and Purchase Obligation. (ii) For each of the 2021, 2022, 2023, 2024, and 2025 Contract Years, the Coke Supply and Purchase Obligation is that Jewell shall produce, sell and deliver in full train shipments to Purchasers, and Purchasers shall purchase and accept delivery from Jewell, on a take or pay basis, not less than three hundred and ninety thousand (390,000) nor more than four hundred ten thousand (410,000) Tons of Coke in the aggregate per Contract Year . (iii) Notwithstanding any term or condition to the contrary in the Coke Supply Agreement, the maximum volume of Coke that Purchasers are required to purchase from Jewell and Haverhill in the aggregate during the 2021 Contract Year is 800,000 Tons. Additionally, the Parties will work in good faith to address any excess inventory during the 2021 Contract Year.” 4. Take or Pay Term . Effective on and as of the Amendment Effective Date, Section 2.1 of the Coke Supply Agreement is hereby deleted in its entirety and replaced by the following: “2.1 This Agreement shall be effective as of the date of execution hereof and shall continue in full force and effect through December 31, 2025 (the "Take or Pay Term"), unless terminated earlier in accordance with other provisions of this Agreement.” 5. Variable Cost Per Ton of Coke. Effective on and as of January 1,2022, Section 3.2(b) of the Coke Supply Agreement shall be deleted in its entirety and replaced by the following: “(b) Beginning January 1, 2022, the Variable Cost per Ton of Coke shall be the sum of the Variable Cost per Ton of Coke for the 2021 Contract Year plus $[*****] . Beginning January 1, 2023 and each January 1st thereafter throughout the Take or Pay Term, the Variable Cost per Ton of Coke is subject to increase or decrease annually based on the corresponding percentage increase or decrease in the Variable Cost Index.” 6. Coal Cost Per Ton. Effective on and as of January 1,2022, Section 3.2(c) of the Coke Supply Agreement shall be deleted in its entirety and replaced with the following: “3.2(c) Coal Cost Per Ton of Coke (i) The Coal Cost per Ton of Coke is: (i) the actual monthly weighted average Coal Costs divided by (ii) the product of: (x) the Moisture Adjusted Coal Blend Tonnage charged to the coke ovens at the Coke Plant set forth in each applicable invoice, taking into account Coal Handling Losses, and (y) the Guaranteed Coke Yield Percentage. The Moisture Adjusted Coal Blend Tonnage shall be the weighted average thereof for each applicable calendar month, and shall account for Coal Blend moisture on a fixed seven percent (7%) basis to be determined in accordance with the following formula: Moisture Adjusted Coal Blend Tonnage = actual Coal Blend Tonnage (as determined in accordance with Section 3.2(c)(ii)) x [(1-the actual moisture content of the such Coal Blend Tonnage) ÷ 0.93] Such actual moisture shall be determined based on sampling of the actual Coal Blend Tonnage immediately prior to coking thereof, and the testing and analysis on a composite basis, all of which shall be performed in accordance with ASTM Standards. The Coal Handling Losses shall be fixed at 0.75%, and shall be accounted in accordance with the following formula: Moisture Adjusted Coal Blend Tonnage for each Coke Shipment x (1- 0.0075)

(ii) Jewell's belt scale shall weigh Coal Blend Tonnages immediately prior to coking . Such scale shall have an accuracy of not less than plus or minus (+/-) one half of one percent (0.5%), and shall be calibrated by a third party on a quarterly basis in a manner that is consistent with reasonable and customary industry practice at Jewell's sole cost and expense. Jewell will provide the results of the quarterly calibrations to Purchasers. Absent Manifest Error, such weight determinations shall be conclusive and binding on the Parties. (iii) The Guaranteed Coke Yield Percentage is determined in accordance with the following formula: Blast furnace coke "dry" yield equals 100% less the sum of (i) the percentage of dry basis volatile matter in the Coal Blend (described as the typical dry basis volatile matter in the Coal contracts pertaining to the Coal Blend); (ii) a four and one half percent (4.5%} allowance for Breeze; and (iii) a three percent {3%} allowance for net operating losses in the coking process. Jewell will re-determine the Guaranteed Coke Yield Percentage whenever the Coal Committee directs Jewell to change any of the coals included in any Coal Blend, such that the proportionate share of such coals within such Coal Blend is increased or decreased by one and one half percent (1.5%) or more.” 7. The Coal Committee and Coal Blend Selection. Effective on and as of January 1, 2022, the following is added to Article Ill of the Coke Supply Agreement starting with Section 3.7: “3.7 Authority. The Coal Committee shall select, by majority vote, Coal Blends that conform to the Coal Blend Standards, and may make recommendations to Jewell regarding Jewell's acquisition of coals and related testing, blending, handling and delivery procedures. A single representative of Purchasers shall be the chairman of the Coal Committee. Purchasers shall be entitled, on a collective basis, to exercise one vote, and Jewell shall be entitled to one vote with respect to Coal Committee matters. Meetings of the Coal Committee shall be scheduled at intervals and at locations to be mutually agreed upon by the Parties. 3.8 Selection of Coal Blends . (a) On an annual basis, Jewell will perform analysis and testing with respect to Coal Blends recommended by the Coal Committee for the purpose of selecting the Coal Blend for the succeeding (approximate) twelve- month period. (b) Coal Committee Disputes. (i) Coal Committee disputes are to be resolved by a third party consultant (the "Third Party Consultant"), within seven (7) days of a Party giving Written notice to the other Party requesting referral of an issue to a Third Party Consultant. The selection of such Third Party Consultant shall be made from a list to be approved by the Coal Committee prior to its selection of the Coal Blend for the 2022 Contract Year. The Coal Committee may, in its sole discretion, supplement or otherwise modify that list from time to time. The Third Party Consultant shall be designated from such list not later than the third (3rd) business day following the expiration of the seven (7) day notice period. Within two (2) business days of the effectiveness of the designation of a Third Party Consultant, each of the Parties shall submit to the Third Party Consultant a notice (a "Position Notice") setting forth in detail such Party's position in respect of the issues in dispute. Such Position Notice shall include supporting documentation, if appropriate. (ii) The Third Party Consultant shall issue its decision as promptly as reasonably possible, but in any event within ten (10) business days of the date on which both Position Notices are submitted. In resolving a dispute, the Third Party Consultant shall consider all facts and circumstances it deems reasonable given the nature of the dispute. The decision of the Third Party Consultant shall be final. (iii) The list of Third Party Consultants and consultants shall contain qualified consultants with experience in the design, operation and maintenance of coke batteries and coal testing, analysis, processing, shipping and carbonization. A Party may at any time remove a particular Third Party Consultant from the list by obtaining the other Party's reasonable consent to such removal. However, neither Party may remove a name or names from the list if such removal would leave the list without at least three (3) names. During January of each year, the Parties shall review the current list of Third Party Consultants and give notice to the other of any proposed additions to the list and any intended deletions. Proposed additions or deletions shall become effective thirty (30} days after notice is received by the other Party unless written objection is made by such other Party within such thirty (30) days. 3.9 Jewell's Responsibilities . Jewell shall develop good faith estimates of Coal Costs for each Coal Blend evaluated by the Coal Committee, including such costs on a per Ton of Coke basis. Jewell shall exercise reasonable commercial efforts to purchase Coal Blends selected by the Coal Committee at the market price for the Coals constituting such Coal Blends, to cause each actual Coal Blend used in the production of Coke to conform to the selected Coal Blend, and to implement the recommendations of the Coal Committee. Unless otherwise authorized in Writing by the Coal Committee, Jewell shall not purchase Coal from an Affiliate of Jewell, and Coal purchase agreements shall have a term not less than one (1) year each. Jewell shall retain the responsibility and authority for daily operating matters involving the Coal Blends and compliance with the Guaranteed Quality Standards, without any requirement to consult with or obtain the approval of the Coal Committee. 3.10 Sampling and Testing . Prior to purchasing any of the Coals comprising any Coal Blend selected by the Coal Committee (except for purchases made for the purpose of sampling and testing thereof), sampling and testing of all such Coals shall be performed in a manner reasonably acceptable to the Parties, and each Party shall be provided with a reasonable opportunity to review and, if appropriate, object to such test results. Such sampling and testing shall include the collection of representative samples of meaningful quantities of each potential Coal to be prepared and tested in a laboratory approved by the Coal Committee for moisture, ash, sulfur, volatile matter, FSI (free swelling index), oxidation (via petrographic techniques and US Steel method), ash mineral analysis (including P205, Na20, K20 and chlorine) and other parameters as agreed to from time to time. Jewell and Purchasers will use their best commercial efforts to have the cost of such analysis be to the account of the potential Coal supplier(s). Jewell shall arrange for similar sampling and testing to be carried out with respect to Coals actually purchased by Jewell for the production of coke and each Party shall be provided a reasonable opportunity to review and, if appropriate, object to such test results. Upon the reasonable request of Purchasers, Jewell shall process blends of Coals for trial purposes at the Coke Plant. 3.11 Good Faith Review. If Jewell determines that any selected Coal Blend will not conform to the Coal Blend Standards, then it shall promptly notify the chairman of the Coal Committee in Writing of that opinion, and shall provide evidence in support of that opinion that is reasonably satisfactory to Purchasers. Should the Coal Committee not promptly select a new Coal Blend following such notification by Jewell, then the Coal Committee shall appoint, as soon as reasonably possible, a qualified independent laboratory to sample and test the Coals constituting the Coal Blend to determine whether the Coal Blend will conform to the Coal Blend Standards. The cost of such independent laboratory and testing procedures shall be borne equally by the Parties. Such sampling and testing shall be performed in accordance with ASTM Standards. If, following such sampling and testing, Jewell reasonably determines that the Coal Blend will not conform to the Coal Blend Standards, and promptly provides Written notice of such determination to the chairman of the Coal Committee, then the Coal Committee shall select another Coal Blend that complies with the Coal Blend Standards. The Parties shall cooperate in good faith to efficiently implement each changeover of the Coal Blend. 3.12 Unsuitability of Selected Coal Bl end . If the Coal Blend selected by the Coal Committee does not in practice conform to the Coal Blend Standards, or if sufficient quantities thereof become unavailable, then Jewell shall promptly inform Purchasers in Writing of such nonconformity or unavailability and the Coal Committee shall thereafter select, as soon as reasonably possible, a new Coal Blend that conforms to the Coal Blend Standards. If, pending selection of any such Coal Blend by the Coal Committee, the use by Jewell of the Coal Blend originally selected by the Coal Committee materially affects the Coke Plant or Jewell's ability to comply with its obligations under this Agreement, then, pending Coal Committee selection of a new Coal Blend, Jewell shall have the authority to direct the Coal Committee to utilize another Coal Blend that incorporates the Coals at the Coke Plant or Coals that are otherwise reasonably available to Jewell and which, in Jewells' reasonable judgment, meets or reasonably approximates the Coal Blend Standards. For the purpose of determining conformity of the Coal Blend to the Coal Blend Standard, the Parties agree that in no event shall sulfur content constitute non-conformity unless the aggregate sulfur content of the Coal Blend exceeds 0.88%.” 8. Transfer of Coke Production from Jewell to Haverhill. Effective on and as of the Amendment Effective Date, the following is added to the Agreement as Section 4.8 : “4.8 Transfer of Production Coke from J ewell to Haverhill. By providing Written notice to Purchasers on or before August 31st of the year prior to the applicable Contract Year, Jewell may transfer the production, delivery, and sale of all or a portion of the Coke Supply and Purchase Obligation for the applicable Contract Year to Haverhill (the "Haverhill Transfer Tons"). The Coke Supply and Purchase Obligation for the applicable Contract Year will be reduced by the Haverhill Transfer Tons, and the Haverhill Coke Supply and Purchase Obligation will be increased by the Haverhill Transfer Tons. At any time during the applicable Contract Year, Jewell may modify the Haverhill Transfer Tons by a total of +/- 2% based on actual production.” 9. Transfer of Coke Production from Haverhill to Jewell. Effective on and as of the Amendment Effective Date, the following is added to the Agreement as Section 4.9: “4.9 Transfer of Coke Production from Haverhill to Jewell. If Haverhill transfers a portion of the Haverhill Coke Supply and Purchase Obligation for the 2021 Contract Year to Jewell pursuant to the Haverhill Agreement (the "Jewell Transfer Tons"), then the Coke Supply and Purchase Obligation for the 2021 Contract Year will be increased by the Jewell Transfer Tons, if any. The Haverhill Coke Supply and Purchase Obligation will be decreased by the Jewell Transfer Tons for the applicable Contract Year, if any. At any time during the applicable Contract Year, Haverhill may modify the Jewell Transfer Tons by a total of +/- 2% based on actual production.” 10. Dispute Resolution . Effective on and as of the Amendment Effective Date, the last sentence of Section 8.9 of Coke Supply Agreement is deleted its entirety and Sections 8.11and 8.12 titled "Attempt at Resolution" and "Interpretation and Dispute Resolution", respectively, are added to the Coke Supply Agreement and shall read as follows:

“8.11 Attempt at Resolution . Other than a claim for equitable relief, which may be brought directly to any court of proper jurisdiction, should any claim or dispute arise out of any of the provisions of this Agreement, the Parties shall first attempt in good faith to resolve such claim or dispute within thirty (30} calendar days after either Party notifies the other that a claim or dispute exists. If the Parties cannot resolve any such dispute within such thirty (30} day period, either Party may invoke the provisions of Section 10.2. This provision will not limit any Party from exercising any remedy it may have under this Agreement.” 8.12 Inter pretation and Dis pute Resolution . (a) Other than a claim for equitable relief, which may be brought to any court of competent jurisdiction, any claim or controversy between the Parties hereto arising out of or relating to this Agreement or the breach thereof which the Parties are unable to resolve pursuant to Section 8.11, shall be settled by arbitration pursuant to the terms of the United States Arbitration Act, whether or not federal jurisdiction is obtained. Notwithstanding the foregoing, the parties agree to preserve, without diminution, those remedies that any Party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is started. The Parties shall have the right to proceed in any court of appropriate jurisdiction to exercise or prosecute the following remedies, as applicable: (i) procedures for immediate relief such as Jewell's remedies to stop goods in transit, withhold or refuse delivery, reclaim or replevy goods and resell goods, and Purchasers' remedy of cover, or other remedy deemed reasonably appropriate by Purchasers to obtain coke supply; and (ii) procedures for obtaining equitable relief. (b) The Parties shall attempt to agree on the selection of an arbitrator within forty- five (45) days from receipt of notice of intent to arbitrate. If the Parties cannot agree on an arbitrator then either Party may move to have the arbitrator appointed by the United States District Court for the Southern District of Ohio, Western Division. Time shall be of the essence in nomination of the arbitrator. The arbitration award by the arbitrator shall be final and binding, shall include reasonable interest at the Interest Rate, and, unless the arbitrator expressly determines them not to be appropriate, shall include costs, including reasonable attorney's fees, together with interest at the Interest Rate. A judgment to enforce the arbitration award may be entered in any court of appropriate jurisdiction. (c) Any arbitration hereunder shall be conducted in Cincinnati, Ohio in accordance with the Commercial Arbitration Rules of the American Arbitration Association. (d) Upon the date of an arbitration award, if it is determined that an amount is due from one Party to the other, then such amount will be paid to the Party to whom it is due within ten (10) days from the final settlement, or written determination of the arbitrator, as the case may be. A Party's failure to pay any amount due or otherwise take the required actions within the required time shall be a Purchaser Default or Jewell Default, as the case may be, by such Party.” 11. Miscellaneous. 11.1 Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single Amendment. 11.2 Governing Law. This Amendment shall be construed in accordance with, and governed by, the laws of the State of Ohio without regard to its conflicts of law provisions, and the rights and remedies of the Parties hereunder will be determined in accordance with such laws. 11.3 Captions. The captions and headings in this Amendment are for convenience of reference purposes only and have no legal force or effect. Such captions and headings shall not be considered a part of this Amendment for purposes of interpreting, construing or applying this Amendment and will not define, limit, extend, explain or describe the scope or extent of this amendment or any of its terms and conditions. 11.4 Terms and Conditions of the Coke Supply Agreement. Except as expressly modified hereby, all terms and conditions of the Coke Supply Agreement remain in full force and effect. [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above. JEWELL COKE COMPANY, L.P. By: Jewell Coke Acquisition Company, Its General Partner By: /s/ P. Michael Hardesty Its: Senior Vice President Date: 07/30/2020 ARCELORMITTAL CLEVELAND LLC By: /s/ Neil Kohlberg Its: Vice President, Finance & Procurement Date : 07/30/2020 ARCELORMITTAL USA LLC By: /s/ Curtis Geissler Its: Vice President, Procurement Date : 07/30/2020

Appendix A "Affiliate " means as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. "Coal(s)" are metallurgical coking coals and/or "green" petroleum coke that are reliable and readily available for use in the Coal Blend. "Coal Blend " means a particular blend of not more than four (4) Coals plus "green" petroleum coke (not to exceed five percent (5%) of the total Coal Blend) that is being used or may be used to produce Coke, including the original coal blend selected by the Coal Committee, each new coal blend selected by the Coal Committee, and as applicable, any coal blend utilized independently by Jewell. In the case of coal blends selected by the Coal Committee, the actual percentage of each Coal comprising such coal blend shall be blended to within one and one-half percent (1.5%) of the Coal Blend composition selected by the Coal Committee. "Coal Blend Standards" are the standards for selecting the Coal Blends. Those standards require that Coal Blends that (i) consist of coals having a minimum FSI of 6 that are reliable and readily available for use at the Coke Plant; (ii) actually produce Coke that will reasonably conform to existing or proposed (as applicable) "typical" Guaranteed Quality Standards set forth in Schedule 5.2; (iii) have a volatile matter component of not less than twenty three percent (23%) and not more than twenty seven percent (27%); and (iv) allow for safe, reliable and efficient operation of the Coke Plant. "Coal Costs " are costs, expenses and expenditures, including taxes, related to (i) sampling, testing, selecting, purchasing, storing, handling, transporting, and delivering the Coals to the coal unloading facility at the Coke Plant, and (ii) the Third Party Consultant. Coal Costs do not include overhead or administrative costs of Jewell or its Affiliates. "Coal Committee " is a committee having the authority set forth in Section 3.7. "Coal Hand ling Losses " are losses associated with the storage and handling of the Coals, shall be deemed to equal 0.75% (seventy five hundredths of one percent), and shall be determined in the manner set forth in Section 3.2(c)(i). "Coke P lant " has the meaning set forth in the Recitals. "Guaranteed Coke Yield Perce ntage " has the meaning set forth in Section 3.2(c)(i). "Guara nteed Qualit y Standa rds " are the guaranteed quality parameters for Coke set forth in Schedule 5.2 which is set forth in Amendment #5 to the Coke Supply Agreement. "Haverh ill" means Haverhill Coke Company, LLC. "Haverhill Agreement " means the Coke Purchase Agreement dated October 28, 2003 between Haverhill, ArcelorMittal Cleveland LLC, and ArcelorMittal USA LLC, as amended, modified, or otherwise supplemented.

"Haverhill Coke Supply and Purchase Obligation" means the "Coke Supply and Purchase Obligation" as defined in the Haverhill Agreement. "Interest Rate" means an interest rate equal to six percent (6%) above the rate announced by Chase Manhattan Bank as its prime rate at the date of accrual of the late payment. "Moisture Adjusted Coal Blend Tonnage" has the meaning set forth in Section 3.2(c)(i). "Person" means and includes any individual, firm, corporation, partnership, limited liability corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof. "Posit ion Notice" has the meaning set forth in Section 3.8(b)(i). "Third Party Consultant" has the meaning set forth in Section 3.8(b)(i).